Exhibit 99.1

Reliance Steel Announces EXECUTIVE Leadership Succession;

KARLA R. LEWIS TO SUCCEED JAMES D. HOFFMAN AS CHIEF EXECUTIVE OFFICER

IN JANUARY 2023

SCOTTSDALE, AZ, October 11, 2022 - Reliance Steel & Aluminum Co. (NYSE: RS) today announced that James D. Hoffman has announced his intention to step down as Chief Executive Officer on December 31, 2022 and, further, that the company’s Board of Directors has unanimously appointed Karla R. Lewis to succeed Mr. Hoffman as CEO effective January 1, 2023. Mr. Hoffman will remain on Reliance’s Board of Directors and will continue in his role as CEO through the end of 2022, after which he will serve as Senior Advisor to the CEO until his retirement in December 2023.

Mark V. Kaminski, Reliance’s Chairman of the Board, commented, “Reliance’s Board of Directors extends its sincere thanks and gratitude to Jim for his long and distinguished service to our company. As CEO, Jim guided Reliance through the pandemic while maintaining focus on operational excellence. His commitments to operations and customer service throughout his career have earned the respect of our customers, suppliers, stockholders and employees. Jim’s significant contributions are reflected in Reliance’s culture of safety and corporate integrity, as well as record revenues, profitability and earnings per share achieved during his tenure.”

Mr. Kaminski continued: “The Board is also pleased to announce Karla Lewis’ promotion to Chief Executive Officer, which is the result of a strategic, deliberate and well-executed long-term succession planning process. Karla has been an integral part of Reliance’s executive management team for 30 years and brings unique, first-hand knowledge of Reliance’s operations, financial position and strategic vision. She is a recognized and highly respected leader in the metals service center industry with a proven record of raising and deploying capital to promote stockholder value. All of our stakeholders will benefit from Karla’s many years as a Reliance executive and we are confident that she will expand upon her record of accomplishments while strengthening Reliance’s position as the premier metals service center company in North America.”

Karla Lewis joined Reliance in 1992 as Corporate Controller. She served as Chief Financial Officer from 1999 until January 2021, and was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. She was appointed a director and President of Reliance in January 2021. Mrs. Lewis will retain her current position as President, serving as Reliance’s President and CEO upon her promotion.

“I am very proud of the leadership position Reliance has earned in the metals service center industry and our unrivaled executive management team,” said Mr. Hoffman. “Karla and I have worked together closely since I joined Reliance in 2008. Karla is a proven leader and executive and her ingrained knowledge of the Reliance culture and strategy will continue to drive Reliance’s growth and profitability. Reliance’s customers, suppliers, stockholders and employees are in very good hands.”

Mrs. Lewis commented, "I am deeply honored to serve as CEO of Reliance and grateful for the trust and confidence that the Board has placed in me. I am excited to continue working together with our experienced and strong operational leadership as well all of the incredibly talented people throughout Reliance to extend our history of delivering industry leading results and increasing stockholder value."

About Reliance Steel & Aluminum Co.

Founded in 1939, Reliance Steel & Aluminum Co. (NYSE: RS) is a leading global diversified metal solutions provider and the largest metals service center company in North America. Through a network of approximately 315 locations in 40 states and 12 countries outside of the United States, Reliance provides value-added metals processing services and distributes a full-line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and value-added processing services. In 2021, Reliance’s average order size was $3,050, approximately 50% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s website at rsac.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, discussions of Reliance’s industry, end markets, business strategies, acquisitions, and expectations concerning the Company’s future growth and profitability and its ability to generate industry leading returns and increase stockholder value, as well as future demand and metals pricing and the Company’s results of operations, margins, profitability, taxes, liquidity, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “preliminary,” “range,” “intend” and “continue,” the negative of these terms, and similar expressions.

These forward-looking statements are based on management's estimates, projections and assumptions as of today’s date that may not prove to be accurate. Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by Reliance, as well as developments beyond its control, including, but not limited to, the possibility that the expected benefits of acquisitions may not materialize as expected, the impacts of labor constraints and supply chain disruptions, the continuing pandemic and changes in worldwide and U.S. political and economic conditions such as inflation and economic recession that could materially impact the Company, its customers and suppliers and demand for the Company’s products and services. The extent to which the continuing COVID-19 pandemic may negatively impact the Company’s operations will depend on future developments which are highly uncertain and cannot be predicted, including the duration of the pandemic, any reemergence or mutations of the virus, the actions taken to control the spread of COVID-19 or treat its impact, including the speed and effectiveness of vaccination efforts, and direct and indirect effects of the virus on supply chains and worldwide and U.S. economic conditions. Deteriorations in economic conditions, as a result of inflation, economic recession, COVID-19, supply chain disruption, the conflict between Russian and Ukraine or otherwise, could lead to a further or prolonged decline in demand for the Company’s products and services and negatively impact its business, and may also impact financial markets and corporate credit markets which could adversely impact the Company’s access to financing, or the terms of any financing. The Company cannot at this time predict all of the impacts of inflation, economic recession, the COVID-19 pandemic, supply chain disruptions or the Russia-Ukraine conflict and related economic effects, but they could have a material adverse effect on the Company’s business, financial position, results of operations and cash flows.

The statements contained in this press release speak only as of the date that they are made, and Reliance disclaims any and all obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason, except as may be required by law. Important risks and uncertainties about Reliance’s business can be found in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other documents Reliance files or furnishes with the United States Securities and Exchange Commission.

CONTACT:

Investor Relations

(213) 576-2428

investor@rsac.com

or Addo Investor Relations

(310) 829-5400